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                              AMRESCO CAPITAL TRUST

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                      Period from
                                                                 Period from                          February 2,
                                                               January 1, 2000                           1998
                                                                   through          Year Ended          through
                                                                September 25,      December 31,      December 31,
                                                                    2000               1999              1998
                                                               ---------------   ---------------   ---------------
Basic:
    Net income available to common shareholders ............   $         5,948   $         7,320   $         3,952
                                                               ===============   ===============   ===============

    Weighted average common shares outstanding .............            10,000            10,000             7,027
                                                               ===============   ===============   ===============

    Basic earnings per common share ........................   $          0.59   $          0.73   $          0.56
                                                               ===============   ===============   ===============

Diluted:
    Net income available to common shareholders ............   $         5,948   $         7,320   $         3,952
                                                               ===============   ===============   ===============

    Weighted average common shares outstanding .............            10,000            10,000             7,027
    Effect of dilutive securities:
      Restricted shares ....................................                15                12                 4
      Net effect of assumed exercise of warrants ...........                13                --                --
      Net effect of assumed exercise of stock options ......                 1                --                --
                                                               ---------------   ---------------   ---------------
    Adjusted weighted average common shares outstanding ....            10,029            10,012             7,031
                                                               ===============   ===============   ===============

    Diluted earnings per common share ......................   $          0.59   $          0.73   $          0.56
                                                               ===============   ===============   ===============